EXHIBIT A


                           FLEXSTEEL INDUSTRIES, INC.

                                 RESTATED BYLAWS



                                   ARTICLE I.
                                     OFFICES

         Section 1. A registered office shall be located in the State of Minnesota.

         Section 2. The corporation may also have offices at such other places both within and without the State of Minnesota as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II.
                        REGULAR MEETINGS OF SHAREHOLDERS

         Section 1. All regular meetings of shareholders shall be held at such time and place within or without the State of Minnesota as shall be stated in the Notice of the meeting or in a duly executed waiver of notice. The time and place of the meeting shall be set by the Chief Executive Officer and in his absence or, if he refuses to act, it shall be reasonably set by any other executive officer of the corporation or by two or more Directors. The notice shall be given at least fifteen days before the meeting and not more than sixty days before the date of the meeting. The notices shall be sent out by the Corporate Secretary, or in his absence the Corporate Assistant Secretary.

         Section 2. A regular meeting of the shareholders shall be held annually. At the annual meeting, after a quorum is present, the shareholders shall elect by a majority vote of the shareholders present in person or proxy, Directors and shall transact such other business as may be properly brought before the meeting. Nomination for Directors shall be made as specified in the Restated Articles of Incorporation.

         Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be mailed by first class prepaid mail to the address of each shareholder as shown on the records of the corporation, entitled to vote thereat, not less than fifteen days before the date of the meeting nor more than sixty days before the meeting.

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                                  ARTICLE III.
                        SPECIAL MEETINGS OF SHAREHOLDERS

         Section 1. Special meetings of shareholders for any purpose may be held at such time and place within or without the State of Minnesota as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Special meetings of shareholders may be called at any time, or for any purpose or purposes by the following, giving notice to the Secretary and in the Secretary's absence to the Assistant Secretary to send out the proper notice:

                  a. the Chief Executive Officer,

                  b. the Chief Financial Officer or any other executive officer,

                  c. two or more Directors.

         Section 3. Shareholder(s) owning 10 percent or more of the voting power of all shares entitled to vote for Directors may demand a special meeting of shareholder by written demand stating the purpose of the meeting and given to the CEO or the CFO.

         Section 4. Written or printed notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be mailed by first class prepaid mail to the address of each shareholder entitled to vote thereat as shown on the records of the corporation, at least ten days before the date fixed for the meeting and not more than sixty days before the date of the meeting.


                                   ARTICLE IV.
                             QUORUM AND VOTING STOCK

         Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Restated Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been


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transacted at the meeting as originally notified.

         Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by the Restated Articles of Incorporation.

         Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote, unless otherwise specified in the Restated Articles of Incorporation, on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by a properly executed written proxy. The determination of its validity shall be determined by the Secretary (or in his absence the Assistant Secretary) of the corporation with the advice of Counsel, if requested. Said Secretary's determination is final and binding on all parties.


                                   ARTICLE V.
                                    DIRECTORS

         Section 1. The number of Directors, and their classification, shall be set by the Board by the procedure set out in the Restated Articles of Incorporation. The Board of Directors may propose a nomination for each open directorship which may be filled at the annual meeting. Directors need not be residents of the State of Minnesota nor shareholders of the corporation. The Directors may be elected at the annual meeting of shareholders and each Director elected shall serve until his successor shall have been elected and qualified, or until the earlier death, resignation, removal or disqualification of the Director, or until the successor has been appointed by the Board and qualified.

         Section 2. No person may be a Director of the company after the day on which that person becomes seventy years of age, except for persons who were Directors on March 5, 1992. Except for persons who were Directors on March 5, 1992, this provision shall automatically terminate a person being a Director.

         The application of the above referenced 70 year age limit may be waived for any Director(s) by a two-thirds affirmative vote of the Board for such period as the Board so votes.

         This provision may be altered, amended, modified or repealed only by the affirmative vote of 2/3rds of the entire Board of Directors.

         Section 3. Any vacancy occurring in the Board of Directors


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may be filled for the term and by the procedure set out in the Restated Articles of Incorporation.

         Any directorship to be filled by reason of an increase in the number of Directors may be filled for the term and by the procedure set out in the Restated Articles of Incorporation.

         Section 4. The business affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Restated Articles of Incorporation or by these By-Laws directed or required to be exercised or done solely by the shareholders.

         At the next Board of Directors meeting following the stockholder's meeting, herein called the Annual Director's Meeting, the Board shall elect officers for the corporation and take such action as is appropriate regarding standing committees of the Board.

         Section 5. The Directors may keep the books of the corporation at such place or places as they may from time to time determine.

         Section 6. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the corporation as Directors, Officers or otherwise.


                                   ARTICLE VI.
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Minnesota and may be held electronically or by telephone.

         Section 2. Regular quarterly meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and place as shall from time to time be determined by the Board, any Board member or the CEO.

         Section 3. Special meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board, any Board member or the CEO.

         Section 4. Attendance of a Director at any meeting shall


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constitute a waiver of notice of such meeting. Neither the business to be transacted, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such notice.

         Section 5. A majority of the then members of the Board of Directors shall constitute a quorum for the transaction of business, but if no quorum is present, the meeting may be adjourned without further notice from time to time until a quorum is present. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, and the decision shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Restated Articles of Incorporation or the Bylaws.

         Section 6. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, either before or after the action, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

         Section 7. An absent Director may give advance written consent or opposition to a proposal to be acted on at a Board meeting and it shall be counted in the tally of votes on the proposal. The consent or objection does not permit the Director to be counted as a part of a quorum.


                                  ARTICLE VII.
                             COMMITTEES OF THE BOARD

         At the Annual Director's Meeting at which Officers of the corporation are elected, the chairman of the Board of Directors, or in his absence, the highest ranking Officer of the corporation who is a Director shall appoint yearly the Standing Committees of the Board and their members subject to ratification by resolution adopted by the affirmative vote, as required in the sections below, of the Board of Directors. This duty, on occasion, and the filling of any vacancies in the membership of a committee, may be exercised later on in the year at any general or special Board meeting.

         The members shall serve at will, and unless their committeeship is earlier terminated, until the next Annual Director's Meeting at which Officers of the corporation are elected. Then their membership shall terminate.


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         Committees may use financial and other information provided by
Flexsteel's CEO, President, CFO, company accountants, Flexsteel's public accountants, outside professional experts and others to aid in arriving at their judgement. The Committees may hire and employ attorneys, accountants, auditors, advisors and other qualified professionals to aid in connection with Committee matters.

         Section 1. Executive Committee.

         The Board of Directors, by two-thirds (2/3rds) affirmative vote of the Board, may establish and maintain an Executive Committee. Established, the Executive Committee shall be composed of two or more Directors who shall have and exercise the authority of the Board of Directors in the management of the business of the corporation when the Board is not in session. Vacancies in the membership of the committee shall be filled by the affirmative vote of two-thirds (2/3rds) of the Board of Directors at a regular or special meeting of the Board. The Executive Committee shall keep regular minutes of its proceedings and report the same regularly to the Board members.

         Section 2. Audit and Ethics Committee

         The Board of Directors, by a majority affirmative vote of the Board, shall establish and maintain an Audit and Ethics Committee, a majority of its members shall be independent Directors. Vacancies in the membership of the committee shall be filled by the affirmative vote of the majority of the Board of Directors at a regular or special meeting of the Board. For this committee, an "Independent Director" is one who has not been an employee or officer of the corporation during the last three years or has never been an employee or officer of the corporation and is free of any relationship which in the opinion of the Board of Directors would interfere with the Director's exercise of independent judgement in carrying out the responsibilities of a committee member.

         The principal independent accountants shall have full access to meet with the Audit and Ethics Committee with or without management representatives present to discuss the results of their examinations, the adequacy of internal accounting controls, the quality of financial reporting and other relevant matters.

         If one or more Audit and Ethics Committee member(s) declines to participate or act upon some matter because of a conflict of interest, then the remaining Committee member(s) shall constitute the entire Audit and Ethics Committee in dealing with that particular matter. If all Committee members decline to


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participate or act upon some particular matter due to their conflicts of interest, then the Board of Directors, by resolution adopted by the affirmative vote of a majority of the Board of Directors, may designate persons who are not employees or officers of the corporation, up to the number of Audit and Ethics Committee members who have declined to act on the matter, for the purpose of acting as the Audit and Ethics Committee on that particular matter.

         The following are the duties, functions and responsibilities of the Audit and Ethics Committee:

         1. Review and monitor the corporation's financial results, the financial statements, accounting practices and internal controls presented to them by the company's management and the independent accountants.

         2. Review all related party transactions of which the committee is informed on an ongoing basis.

         3. Review potential conflict of interest situations of which the committee is informed on an ongoing basis.

         4. Review and revise if necessary the corporations "Guidelines for Business Conduct."

         5. Review Business Conduct Compliance Reporting and revise if warranted.

         6. The committee may be assigned other duties by the Board and the CEO.

         7. The committee shall keep regular minutes of its proceedings and report to the Board at least once a year.

         Section 3. Nominating & Compensation Committee.

         The Board of Directors, by a majority affirmative vote of the Board, may establish and maintain a Nominating and Compensation Committee. If established, said committee shall be composed of two or more Directors, the majority of which need not be Independent Directors. Vacancies in the membership of the committee shall be filled by the affirmative vote of the majority of the Board of Directors at a regular or special meeting of the Board.

         The committee shall:

         1. In consultation with the Executive Committee, recommend


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to the Board the number of Board members, composition, selection, recruitment, origination, compensation and duties.

         2. In consultation with the Executive Committee, recommend to the Board concerning the appointment of the CEO and reviewing and analyzing his performance and compensation.

         3. In consultation with the CEO, aid with the selection, review of performance and compensation of the other five top executive officers.

         4. All corporate pensions, compensation, incentive compensation and short and long term compensation policies shall be formulated by the Executive Committee submitted to the Nominating and Compensation Committee for review, analysis and comment.

         5. In consultation with the Executive Committee, determine stock option grants, terms and type to be awarded.

         6. The committee may be assigned other duties by the Board and the CEO.

         The committee shall keep regular minutes of its proceedings and report to the Executive Committee and to the Board.

         Section 4. Other Committees.

         The Board of Directors by resolution adopted by the affirmative vote of a majority of the Board of Directors may by resolution designate two or more of its members to constitute other committees. The Committee must be named and its rights, powers and duties and classification of its members must be specified in the resolution. Vacancies in the membership of the Committee shall be filled by a majority affirmative vote of the Board of Directors at a regular or special meeting of the Board. The Committee shall keep regular minutes of its proceedings and report the same to the Board.


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                                  ARTICLE VIII.
                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the Restated Articles of Incorporation or of these By-Laws, notice is required to be given to any Director or shareholder, it shall not only be construed to mean personal notice, but such notice may be given in writing, by first class mail, addressed to such Director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States Mail. Notice to Directors may also be given by telegram, telephone or other reliable means. Notice requires in the Restated Articles of Incorporation supersede this section to the extent of any conflict.

         Section 2. The Board of Directors may appoint or arrange for the appointment of such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                                   ARTICLE IX.
                                    OFFICERS

         Section 1. The Board of Directors may elect from its own number a Chairman of the Board and shall elect a President from its own number. The Board of Directors shall designate a CEO. The Board of Directors may elect Vice-Presidents and shall designate a CFO and a Secretary and Treasurer. As additional corporate officers, the Board of Directors may also choose General Counsels and one or more Assistant Secretaries and Assistant Treasurers.

         Section 2. The Board of Directors may appoint or arrange for the appointment of such other offices and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, the CEO or others designated in the Bylaws.

         Section 3. The salaries of all Executive Officers of the corporation shall be fixed or arranged for by the Board of Directors.

         Section 4. The officers of the corporation hold their office at the pleasure of the Board of Directors. Any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors present. Any vacancy occurring in any office of the corporation may be filled or arranged to be filled by the


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Board of Directors. In its discretion, the Board of Directors may leave unfilled for any period as it may fix by resolution, any office except those of CEO, President, CFO, Treasurer and Secretary.

                       CHAIRMAN OF THE BOARD OF DIRECTORS

         Section 5. The Chairman of the Board of Directors, if elected, or failing his election, or in his absence, the President, shall preside at all meetings of the Board of Directors and the Chairman of the Board of Directors shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-Laws. The Chairman may be the CEO.

                                      C E O

         Section 6. The CEO, designated by the Board of Directors, shall be the Chief Executive and Administrative Officer of the company and all officers of the company shall, through their line of command or authority, be responsible ultimately to him.

                                  THE PRESIDENT

         Section 7. The President may be the Chief Executive and Administrative Officer of the company. He may preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of the President and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors and CEO are carries into effect. He may appoint or arrange for the appointment of officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the company, powers of attorney, contracts, mortgages, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors, the CEO or by the By-Laws.

                               THE VICE-PRESIDENTS

         Section 8a. The Board of Directors shall appoint an Executive Vice-President who shall possess all the powers and may perform the duties of the President in his absence or disability and shall perform such other duties as may be prescribed from time to time by the Board of Directors, the CEO, or the President.

         Section 8b. The Vice-Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the CEO or the President. A Vice-President may sign


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and execute contracts and other obligations pertaining to the regular course of his duties. The Financial Vice-President (CFO) is the Chief Financial and Accounting Officer of the corporation unless otherwise designated.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9a. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors, as is required by Article II or Article III, and shall perform such other duties as may be prescribed by the Board of Directors, the CEO or President. He shall have custody of the Corporate Seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary or other officer. The Board of Directors, the CEO or the President may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 9b. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, the CEO or the President, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the CEO, the President or the Secretary may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 10a. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as are appropriate.

         Section 10b. He shall disburse the funds of the corporation, taking proper vouchers for such disbursements.

         Section 10c. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, the CEO, or the President shall, in the absence or disability of the Treasurer, perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the CEO, the President or the Treasurer.

         Section 10d. In addition to such bank accounts as may be


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authorized in the usual manner by resolution of the Board of Directors, the
Treasurer of the company with the approval of the CEO or President or the CFO may authorize such bank accounts to be opened or maintained in the name and on behalf of the company as he may deem necessary or appropriate; payments from such bank accounts to be made upon and according to the check of the company which may be signed jointly or singularly by either manual or facsimile signature or signatures of such officer or employee as designated by the Treasurer with the approval of the CEO or President or CFO.


                                 GENERAL COUNSEL

         Section 11. The Board of Directors may elect General Counsels and Assistant General Counsel as corporate officers. Counsels shall perform such duties as may be prescribed from time to time by the Board of Directors, the CEO, the President, or by the Bylaws. The General Counsel may sign and execute pleadings, powers of attorney, contracts, bonds, other obligations of the company and documents in the regular course of his duties. He may act as counsel to the Board of Directors.


                                   ARTICLE X.
                             CERTIFICATES FOR SHARES

         Section 1a. The shares of the corporation shall be represented by certificates signed manually or by facsimile by the CEO, President, or CFO and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

                           CERTIFICATE FIXING EQUALITY

         Section 1b. Before the corporation shall allot any shares of any class, or of any series of any class, of which the dividend rate, the redemption price, the liquidation price, the conversion rights, the sinking or purchase fund rights, or the number of shares constituting any series is not set forth in the Restated Articles of Incorporation but is fixed in a resolution adopted by the Board of Directors pursuant to authority given by the Restated Articles of Incorporation, a certificate setting forth a copy of said resolution, made by the President or a Vice-President of the corporation and by its Secretary or an Assistant Secretary and acknowledged, shall be filed for record in the office of the Secretary of State of Minnesota.


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                         CONTENTS OF STOCK CERTIFICATES

         Section 1c. Every certificate of shares shall state:

               (1) The name of the corporation, and a statement that it is organized under the laws of the State of Minnesota;

               (2) The name of the registered holder of the shares represented thereby;

               (3) The number of shares, and, if the corporation is authorized to issue shares of more than one class, the class, or series and class, of the shares represented thereby;

               (4) The par value of each share represented, or a statement that such shares are without par values; and

               (5) A certificate representing shares issued by the corporation authorized to issue shares of more than one class or series shall set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

                                   SIGNATURES

         Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

         Section 3. The CEO, President, CFO or Treasurer may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the CEO, President, CFO or Treasurer in his discretion and as condition precedent to the issuance thereof, may prescribe such terms and conditions as is deemed expedient, and may require a bond or such other indemnities as is deemed adequate to protect


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the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFER OF SHARES

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                            CLOSING OF TRANSFER BOOKS

         Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

                             REGISTERED SHAREHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not it shall have express notice or other notice thereof, except as otherwise provided by the laws of the State of Minnesota.


                                   ARTICLE XI.
                               GENERAL PROVISIONS
                                    DIVIDENDS

         Section 1. Subject to the provisions of the Restated Articles of Incorporation relating thereto, dividends, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Restated Articles of Incorporation.


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                       DIVIDENDS IN SHARES OF CORPORATION

         Section 2a. The corporation may declare dividends payable in shares of the corporation only as follows:

                  (1) Out of earned surplus;

                  (2) Out of paid-in surplus;

                  (3) No dividend payable in shares of any class shall be paid to shareholders of any other class unless the Restated Articles of Incorporation so provide or such payment is authorized by the vote or written consent of the holders of two-thirds of the shares of the class in which the payment is to be made.

                                  ARTICLE XII.

                  PURCHASE OR REDEMPTION OF SHARES OF OWN STOCK

         Section 1. The corporation may purchase or redeem shares of its own stock.


                                  ARTICLE XIII.
                              CORPORATE OBLIGATIONS

         Section 1. The Board of Directors may from time to time and on terms and conditions as they prescribe authorize the issuance of mortgages, bonds, debentures, notes, obligation agreements and other evidence of indebtedness.

         Section 2. Such evidence of indebtedness as authorized above shall be signed by the CEO, President or CFO and the Treasurer or Assistant Treasurer of the corporation and may be sealed with the seal of the corporation or facsimile thereof.

         Section 3. The signatures of the officers of the corporation upon the evidence of indebtedness may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself. In case any officer who has signed or whose facsimile's signature has been placed upon such evidence of indebtedness shall have ceased to be such officer before such indebtedness is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

         Section 4. The CEO, President, CFO or Treasurer may direct a new evidence of indebtedness to be issued in place of one heretofore issued by the corporation alleged to have been lost or


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destroyed. When authorizing such issue of a new evidence of indebtedness, the
CEO, President, CFO or Treasurer in his discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as is deemed expedient and may require a bond or such other indemnities as is deemed adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

         Section 5. Upon surrender to the corporation or the transfer agent of the corporation of evidence of indebtedness duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and provided such evidence of indebtedness is transferable, a new evidence of indebtedness may be issued to the person entitled thereto and the old cancelled and the transfer recorded upon the books of the corporation.

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner to receive interest on the evidence of indebtedness and to hold liable for calls and assessments the person registered on its books as the owner of said evidence of indebtedness, except as otherwise provided by the laws of the State of Minnesota.

         Section 7. The term "evidence of indebtedness" as used in Article XIII, Sections one (1) through six (6) includes mortgages, bonds, debentures, notes, obligation agreements and all and every other kind of indebtedness.


                                  ARTICLE XIV.
                RELATION OF DIRECTORS AND OFFICERS TO CORPORATION

         Section 1. Directors may be removed from office only for "cause" as defined in and in accordance with the Restated Articles of Incorporation. Officers of the corporation may be removed from office with or without cause.


                                   ARTICLE XV.
                           CHANGE OF REGISTERED OFFICE

         Section 1. The corporation shall maintain a registered office in the State of Minnesota and designate a registered agent therein and in all states where the corporation is admitted to do business.

         Section 2. The designation or change in the location of the registered office and the designation and change of a registered agent may be made by the Board of Directors, the CEO, President or


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CFO providing that on or before the day that such change is to become effective, a certificate of such change and of the location and post office address of the new registered office or agent shall be filed with the applicable Secretary of State.


                                  ARTICLE XVI.
                           CORPORATE BOOKS AND RECORDS

                                 SHARE REGISTER

         Section 1. The corporation shall keep within the United States a share register giving the names and addresses of the shareholders, the number and classes of shares held by each and the date on which the certificates were issued.

                          BOOKS OF ACCOUNT AND RECORDS

         Section 2. The corporation shall keep appropriate books of account and records of proceedings of the shareholders, the Directors and all other accounts and record that are appropriate.

                                      SEAL

         Section 3. The corporate seal shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Minnesota." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                            SHAREHOLDERS INFORMATION

         Section 4. Upon written request by a shareholder, the corporation shall furnish to him a statement of profit and loss for its last annual accounting period and last available quarter.


                                  ARTICLE XVII.
                     REIMBURSEMENT, INDEMNITY, NON-LIABILITY
                            OF DIRECTORS AND OFFICERS

         See for the text the Certificate of Amendment of the 1983 Restated Articles of Incorporation of Flexsteel Industries, Inc. dated November 5, 1987 Exhibit A and Exhibit C.


                                 ARTICLE XVIII.
                                   AMENDMENTS

         Section 1a. These Bylaws may be altered, modified, amended or repealed or new Bylaws may be adopted by the


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shareholders in compliance with the Restated Articles of Incorporation which provide that such action shall only be taken by the affirmative vote of 2/3rd's of all the shares voting on this issue, of the aggregate voting power of the outstanding Common Shares and the outstanding $50.00 Par Cumulative Preferred Shares and the outstanding $1.00 Par Value Preferred Shares, voting together and for this purpose considered one class at any regular or special meeting of the shareholders.

         Section 1b. The Directors shall have the right to alter, amend, repeal or make new Bylaws only as provided in the Restated Articles of Incorporation which provide that the Bylaws may be amended by the Directors by a majority vote of the Directors then in office.


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